Exhibit 10.46
AMENDMENT NO. 2 TO PROSPER MARKETPLACE, INC. LONG-TERM CASH INCENTIVE PLAN

WHEREAS, on November 5, 2020 the Compensation Committee (the “Compensation Committee”) of Prosper Marketplace, Inc. (together with its subsidiaries, the “Company”) approved and established that certain Prosper Marketplace, Inc. Long-Term Cash Incentive Plan (the “LTCIP”), pursuant to which the Company shall provide eligible employees with cash incentives to motivate and reward tenured eligible employees for their contributions toward the achievement of certain Performance Goals (as defined in the LTCIP);

WHEREAS, on May 11, 2021, the Compensation Committee amended the LTCIP to modify certain incentive targets; and

WHEREAS, the Compensation Committee desires to further amend the LTCIP as set forth herein (the “Amendment”).

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Compensation Committee hereby amends the LTCIP as follows:

ARTICLE 1.
DEFINITIONS
1.1    Any capitalized terms used in this Amendment but not otherwise defined shall have the meanings ascribed to those terms under the LTCIP.

ARTICLE 2.
MODIFICATIONS
2.1    Section 2 of the LTCIP is hereby amended such that the definition of “Performance Goal” is deleted in its entirety and replaced with the following:

(j) “Performance Goal” means a formula or standard determined by the Committee with respect to each Performance Period based on one or more criteria and any adjustment(s) thereto established by the Committee. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, and/or (v) on a pre-tax or after-tax basis. Unless otherwise determined by the Committee, effective January 1, 2022, the Performance Goal for all Participants shall be equal to the average of (x) the annual performance bonus pool payout approved by the Committee with respect to the first year of a Performance Period, and (y) the annual performance bonus pool payout approved by the Committee with respect to the second year of such Performance Period.

ARTICLE 3.
MISCELLANEOUS
3.1Reference to and Effect on the LTCIP.

(a)Upon the effectiveness of this Amendment, (i) each reference in the LTCIP to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the LTCIP as amended or otherwise modified hereby and (ii) each reference to the LTCIP or any other document, instrument or agreement executed and/or delivered in connection with the LTCIP, shall mean and be a reference to the LTCIP as amended or otherwise modified hereby.

(b)Except as specifically waived, amended or otherwise modified above, the terms and conditions of the LTCIP and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

3.2Governing Law. The validity, construction, and effect of this Amendment and the LTCIP, any rules and regulations relating to this Amendment and the LTCIP, and any Award granted under this Amendment and the LTCIP shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable federal law.

3.3Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.